SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 2
                                       TO
                     AGREEMENT AND DECLARATION OF TRUST OF
                       AIM COMBINATION STOCK & BOND FUNDS



         This Amendment No. 2 to the Agreement and Declaration of Trust of AIM Combination Stock & Bond Funds (this "Amendment") amends, effective as of October 15, 2004, the Agreement and Declaration of Trust of AIM Combination Stock & Bond Funds (the "Trust") dated as of July 29, 2003, as amended (the "Agreement").

         Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

         WHEREAS, the parties desire to amend the Agreement to change the names of INVESCO Core Equity Fund to AIM Core Stock Fund and INVESCO Total Return Fund to AIM Total Return Fund;

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

         2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of September 30, 2004.




                                        By:  /s/ Robert H. Graham
                                             -------------------------
                                        Name:    Robert H. Graham
                                        Title:   President

                          EXHIBIT 1 TO AMENDMENT NO. 2
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                     OF AIM COMBINATION STOCK & BOND FUNDS

                                  "SCHEDULE A

                       AIM COMBINATION STOCK & BOND FUNDS
                         PORTFOLIOS AND CLASSES THEREOF



PORTFOLIO                                     CLASSES OF PORTFOLIO
---------                                     --------------------
AIM Core Stock Fund                           Class A Shares
                                              Class B Shares
                                              Class C Shares
                                              Class K Shares
                                              Institutional Class Shares
                                              Investor Class Shares

AIM Total Return Fund                         Class A Shares
                                              Class B Shares
                                              Class C Shares
                                              Class K Shares
                                              Institutional Class Shares
                                              Investor Class Shares"


                                      A-1